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                            RENEWAL RIGHTS AGREEMENT

                                 by and between

                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                       and

                   COVENTRY HEALTH AND LIFE INSURANCE COMPANY


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                       TABLE OF CONTENTS

ARTICLE I

                                           Definitions.................................................  1
         Section 1.1               Definitions.........................................................  1

ARTICLE II

                                            Renewals...................................................  2
         Section 2.1               Cessation of Renewals...............................................  2
         Section 2.2               Renewal Rights......................................................  2

ARTICLE III

                                    Covenants and Agreements...........................................  3
         Section 3.1               Expenses............................................................  3
         Section 3.2               Examination of the Books and Records................................  3
         Section 3.3               Further Assurances..................................................  3

ARTICLE IV

                                          Miscellaneous................................................  3
         Section 4.1               Headings and Schedules..............................................  3
         Section 4.2               Notices.............................................................  3
         Section 4.3               Successors and Assigns..............................................  4
         Section 4.4               Execution in Counterpart............................................  4
         Section 4.5               Amendments..........................................................  4
         Section 4.6               Governing Law.......................................................  4
         Section 4.7               Integration.........................................................  4
         Section 4.8               No Waiver...........................................................  4

                                    Schedules

Schedule 1.01       --             Insurance Business

                                    Exhibits

Exhibit A           --             Form of Letter to Brokers

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                            RENEWAL RIGHTS AGREEMENT

                  This Renewal Rights Agreement (this "Agreement"), dated (the "Effective Date"), is entered into by and between Principal Mutual Life Insurance Company, a corporation organized under the laws of the State of Iowa (hereinafter referred to as the "Company"), and Coventry Health and Life Insurance Company, a corporation organized under the laws of the State of Texas (hereinafter referred to as the "Reinsurer").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to cease renewing the Policies (as defined below), and the Company and the Reinsurer desire that the Company assist the Reinsurer in writing renewals of the Policies (the "Renewals"), in each case subject to the terms and conditions set forth below; and

                  WHEREAS, this Agreement is entered into pursuant to the terms and conditions of the Merger Agreement (as defined below);

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Definitions. The following terms when used in this Agreement shall have the following meanings:

                  "Agreement" has the meaning set forth in the introductory paragraph.

                  "Books and Records" means originals or copies of all records, documents, data and information (in whatever form maintained) of the Company relating to the Insurance Business, including without limitation all plan rating manuals, marketing materials and records pertaining to claims, losses and expenses, customers and sales; provided, however, that Books and Records shall not include any information received by the Company from the Insureds on a confidential basis.

                  "Business Day" means any day that is not a Saturday, Sunday or a day on which banks in the State of Iowa are authorized or required to close.

                  "Company" has the meaning set forth in the introductory paragraph.

                  "Effective Date" has the meaning set forth in the introductory paragraph.


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                  "Merger Agreement" means the Capital Contribution and Merger
Agreement (effective as of November 3, 1997, and amending and restating the Capital Contribution and Share Exchange Agreement dated November 3, 1997) executed by and among the Company, Coventry Corporation, Coventry Health Care, Inc. (a Maryland corporation), Coventry Health Care, Inc. (a Delaware corporation), Principal Health Care, Inc. and Principal Holding Company on December __, 1997.

                  "Insurance Business" means the indemnity health insurance business written by the Company and described on Schedule 1.01 which is in effect as of the Effective Date, and such additional business written by the Company between the Closing Date and January 1, 2000, as contemplated by the Merger Agreement, that would be included in the Insurance Business if in effect on the Effective Date.

                  "Insureds" means those Persons (as defined below) to whom the Company has issued Policies and such additional Persons to whom the Company shall issue Policies between the Effective Date and December 31, 1999, as contemplated by the Merger Agreement.

                  "Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company, joint stock company, trust, unincorporated association or organization or other entity.

                  "Policies" means the insurance policies included in the Insurance Business.

                  "Reinsurer" has the meaning set forth in the introductory paragraph.

                  "Renewals" has the meaning set forth in the second WHEREAS clause.

                                   ARTICLE II

                                    RENEWALS

                  Section 2.1 Cessation of Renewals. From and after 12:01 a.m., Central Time, January 1, 2000, the Company shall cease renewing any Policies except (i) to the extent required by applicable state insurance laws, (ii) to honor quotes outstanding on such date or (iii) to fulfill contractual obligations of the Company. The Company and Reinsurer acknowledge that the Company has certain obligations pursuant to state law to continuing issuing new policies from and after the date hereof.

                  Section 2.2 Renewal Rights. (a) the Company shall provide to the Reinsurer on the first Business Day after January 1, 2000, and from time to time thereafter, a true and complete list of the Insureds and a summary of the coverages provided under the Policies.

                  (b) In connection with the non-renewal of the Policies by the Company, to the extent permitted by applicable law and contractual obligations, the Company shall send to each Insured written notice substantially in the form of Exhibit A, encouraging such Insured to renew such Insured's Policy with the Reinsurer.

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                  (c) the Reinsurer shall, in connection with the first
expiration of each Policy on or after January 1, 2000, (or, with respect to Policies renewed by the Company subsequent to January 1, 2000, in connection with the next such expiration), offer to renew and make a good faith effort to renew each Policy with the Reinsurer.

                                   ARTICLE III

                            COVENANTS AND AGREEMENTS

                  The parties covenant and agree as follows:

                  Section 3.1 Expenses. The parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby.

                  Section 3.2 Examination of the Books and Records. Following the Effective Date, the Reinsurer shall be entitled, through its employees, counsel, accountants, or other representatives, to make such examination of the Books and Records as the Reinsurer may reasonably request for the purpose of effectuating the Renewals. Any such examination shall be conducted at reasonable times and upon reasonable prior notice.

                  Section 3.3 Further Assurances. On and from time to time after the Effective Date, without further consideration, each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  Section 4.1 Headings and Schedules. Headings used herein are not a part of this Agreement and shall not affect the terms hereof. The attached Schedules are a part of this Agreement.

                  Section 4.2 Notices. All notices and communications hereunder shall be in writing and shall become effective when received. Any written notice shall be by either certified or registered mail, return receipt requested, or overnight delivery service (providing for delivery receipt) or delivered by hand. All notices or communications under this Agreement shall be addressed as follows:

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                  If to the Company:

                  Principal Mutual Life Insurance Company
                  Mark Movic
                  Principal Mutual Life Insurance Company
                  711 High Street
                  Des Moines, Iowa  50392
                  Telecopy Number:  (515) 247-0130

                  with a copy to:

                  Thomas M. Farah, Esq.
                  Epstein, Becker & Green, P.C.
                  1227 25th Street, N.W., Suite 700
                  Washington, D.C.  20037
                  Telecopy Number:  (202) 296-2882

                  and

                  Karen E. Shaff, Esq.
                  Principal Mutual Life Insurance Company
                  711 High Street
                  Des Moines, Iowa  50392
                  Telecopy Number:  (515) 248-3011

                  If to the Reinsurer:

                  Coventry Health and Life Insurance Company
                  [           ]
                  [           ]
                  Attention: President

                  Section 4.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the prior written consent of the other party.

                  Section 4.4 Execution in Counterpart. This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 4.5 Amendments. This Agreement may not be changed, altered or modified unless the same shall be in writing executed by the Company and the Reinsurer.

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                  Section 4.6 Governing Law. This Agreement shall be interpreted and governed by the laws of the State of Iowa without regard to its rules with respect to conflicts of law.

                  Section 4.7 Integration. This Agreement and the Merger Agreement constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth or contemplated herein.

                  Section 4.8 No Waiver. No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of any of its rights hereunder.

                     [Remainder of Page Intentionally Blank]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their duly authorized representatives.

                           PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                           By:
                              ------------------------------------
                           Name (Print):
                                        --------------------------
                           Title:
                                 ---------------------------------

                           COVENTRY HEALTH AND LIFE INSURANCE
                           COMPANY

                           By:
                              ------------------------------------
                           Name (Print):
                                        --------------------------
                           Title:
                                 ---------------------------------




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                                  Schedule 1.01

                               Insurance Business

                                [to be provided]


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                                    Exhibit A

                           Form of Letters to Insureds

                                [to be provided]